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                                   EXHIBIT 11
                                   ----------


ENVIRONMENTAL POWER CORPORATION
COMPUTATION OF EARNINGS PER SHARE

                                                             Income             SHARES         PER SHARE
                                                          (Numerator)       (DENOMINATOR)       AMOUNTS
                                                          -------------     ---------------    ---------
Three Months Ended March 31, 2000:
----------------------------------
Income available to shareholders                           $2,086,589         11,406,783           $.18
Effect of dividends to preferred stockholders                  (1,250)
                                                          -----------        -----------       --------
Basic EPS - income available to common shareholders         2,085,339         11,406,783            .18
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                      543
                                                          -----------        -----------       --------
Diluted EPS - income available to common shareholders      $2,085,339         11,407,326           $.18
                                                          ===========        ===========       ========

THREE MONTHS ENDED MARCH 31, 1999:
----------------------------------
Income available to shareholders                           $1,062,948         11,406,783           $.09
Effect of dividends to preferred stockholders                  (1,250)
                                                          -----------        -----------       --------
Basic EPS - income available to common shareholders         1,061,698         11,406,783            .09
Effect of dilutive securities:
     Assumed exercise of dilutive stock options
                                                          -----------        -----------       --------
Diluted EPS - income available to common shareholders      $1,061,698         11,406,783           $.09
                                                          ===========        ===========       ========
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